Exhibit 10.2

STOCKHOLDERS RIGHTS AGREEMENT

This STOCKHOLDERS RIGHTS AGREEMENT (this “Agreement”), dated as of June 18, 2020, is entered into by and among Tortoise Acquisition Corp., a Delaware corporation (the “Company”), and each of the stockholders of the Company or Hyliion Inc., a Delaware corporation (“Hyliion”), whose name appears on the signature pages hereto (each a “Stockholder,” and collectively, the “Stockholders”).

WHEREAS, the Company, SHLL Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Hyliion propose to enter into, simultaneously herewith, a business combination agreement and plan of reorganization (the “BCA”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Hyliion (the “Merger”), with Hyliion surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, prior to the closing of the Merger, the Company will hold a meeting of the Company’s stockholders to consider, among other things, approval and adoption of the BCA and the Merger and approval and adoption of the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter Proposals”), which provides for, among other things, a reclassification of the Board of Directors of the Company (the “Board”); and

WHEREAS, in connection with the BCA, the Stockholders and the Company have entered into this Agreement to set forth certain understandings among such parties, including with respect to certain governance and voting matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I
GOVERNANCE AND VOTING MATTERS

Section 1.1 Board and Committees.

(a) The Company will take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the Board under Delaware law) to cause the following to occur immediately after the effective time of the Merger:

(i) The Board to consist of seven directors, including Edward Olkkola, as Chair, Andrew Card, Vincent T. Cubbage, Thomas Healy, Howard Jenkins, Stephen Pang and an individual mutually agreed to prior to the effective time of the Merger by Messrs. Cubbage and Healy that satisfies the requirements set forth in Section 1.1(b) hereof (the “Additional Director”);

(ii) The audit committee of the Board to consist of three directors, including the Additional Director, as Chair, Andrew Card and Stephen Pang;

(iii) The compensation committee of the Board to consist of three directors, including Howard Jenkins, as Chair, Andrew Card and Vincent T. Cubbage; and

(iv) The nominating and governance committee of the Board to consist of three directors, including Vincent T. Cubbage, as Chair, Howard Jenkins and Edward Olkkola.

(b) The Additional Director shall be mutually agreed to prior to the effective time of the Merger by Messrs. Cubbage and Healy and shall qualify as independent within the meaning of Rule 303A.02 of the New York Stock Exchange’s Listed Company Manual and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and otherwise satisfy the requirements for service on the audit committee of the Board as a financial expert.

(c) Upon the effectiveness of the Charter Proposals, the Company will take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the Board under Delaware law) to cause the Board to be divided into three classes serving staggered three-year terms immediately after the effective time of the Merger. The Class I, Class II and Class III directors will serve until the Company’s annual meetings of stockholders in 2021, 2022 and 2023, respectively. Vincent T. Cubbage and Thomas Healy will be assigned to Class I, Andrew Card, Howard Jenkins and Stephen Pang will be assigned to Class II, and Edward Olkkola and the Additional Director will be assigned to Class III.

(d) After the closing of the Merger, the Company will take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the Board under Delaware law) to cause the Board to nominate and recommend for election to the Board at the Company’s annual meeting of stockholders in 2021 (the “First Annual Meeting”) each of Vincent T. Cubbage and Thomas Healy, each to serve until the Company’s annual meeting of stockholders in 2024, or until their successors are elected and qualified, and to solicit proxies or consents in favor thereof.

Section 1.2 Voting. The Stockholders shall vote, or provide a written consent or proxy with respect to, their shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), in favor of Vincent T. Cubbage and Thomas Healy for election to the Board at the First Annual Meeting.

Section 1.3 Restrictions on Other Agreements. The Stockholders shall not, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to their shares of Class A Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other holders of shares of Class A Common Stock that are not parties to this Agreement or otherwise).

Article II
TERMINATION

Section 2.1 Termination. This Agreement shall terminate after the First Annual Meeting.

Article III
MISCELLANEOUS

Section 3.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (i) personally delivered, when received, (ii) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (iii) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (iv) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(a) If to the Company prior to the closing of the Merger, to:

Tortoise Acquisition Corp.
452 Fifth Avenue

14th Floor

New York, NY 10018

Attention: Vincent T. Cubbage; Steven C. Schnitzer
Email: vcubbage@tortoiseadvisors.com; sschnitzer@tortoiseadvisors.com

(b) If to the Company after the closing of the Merger, to:

Hyliion Holdings Corp.
1202 BMC Drive

Cedar Park, TX 78613

Attention: Thomas Healy
Email: thomas@hyliion.com

(c) If to the Stockholders, to the addresses set forth on the signature pages hereto.

Section 3.2 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 3.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

Section 3.5 Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 3.6 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 3.7 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 3.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 3.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 3.10 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

TORTOISE ACQUISITION CORP.

By:	/s/ Vincent T. Cubbage
Name: Vincent T. Cubbage
Title: Chief Executive Officer and President

[Signature Page to Stockholders Rights Agreement]

STOCKHOLDERS:

VINCENT T. CUBBAGE

/s/ Vincent T. Cubbage
Vincent T. Cubbage

Address:

Email:	vcubbage@tortoiseadvisors.com

[Signature Page to Stockholders Rights Agreement]

STOCKHOLDERS:

STEPHEN PANG

/s/ Stephen Pang
Stephen Pang

Address:	452 Fifth Avenue
14th Floor New York,
NY 10018
Email:	spang@tortoiseadvisors.com

[Signature Page to Stockholders Rights Agreement]

STOCKHOLDERS:

THOMAS HEALY

/s/ Thomas Healy
Thomas Healy

Address:	3201 Esperanza Crossing APT 510
Austin,
TX 78758

[Signature Page to Stockholders Rights Agreement]

STOCKHOLDERS:

EDWARD OLKKOLA

/s/ Edward Olkkola
Edward Olkkola

Address:	608 Innwood Dr
Georgetown
TX 78628

[Signature Page to Stockholders Rights Agreement]

STOCKHOLDERS:

HOWARD JENKINS

/s/ Howard Jenkins
Howard Jenkins

Address:	601 South Boulevard
Tampa,
FL 33606

[Signature Page to Stockholders Rights Agreement]

STOCKHOLDERS:

AXIOMA VENTURES, LLC

By:	Axioma Holdings, LLC
Its:	Sole Member
By:	Axioma Management, LLC
Its:	Manager

By:	/s/ Howard Jenkins
Name: Howard Jenkins
Title: Manager

Address:	601 South Boulevard
Tampa,
FL 33606

[Signature Page to Stockholders Rights Agreement]